Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Dow Registration Statement (No. 333-230680) on Form S-8 of our report dated June 28, 2019, relating to the financial statements and supplemental schedule of The Dow Chemical Company Employees’ Savings Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
BDO USA, LLP
Grand Rapids, Michigan
June 28, 2019

50